Exhibit 99.1

Cedar Fair Announces Consent Solicitation for its Outstanding Notes

SANDUSKY, Ohio – (November 3) – Cedar Fair, L.P. (NYSE: FUN) (the “Company”), a leader in regional amusement parks, water parks, and immersive entertainment, together with its wholly owned subsidiaries as co-issuers (together with the Company, the “Co-Issuers”), today announced a solicitation of consents (“Consent Solicitation”) from the holders (the “Holders”) of its 5.375% Senior Notes due 2027 (the “2027 Notes”), 5.250% Senior Notes due 2029 (the “2029 Notes”), 5.500% Senior Secured Notes due 2025 (the “2025 Notes”) and 6.500% Senior Notes due 2028 (the “2028 Notes” and, together with the 2027 Notes, the 2029 Notes and the 2025 Notes, the “Notes”) commencing on November 3, 2023 for the adoption of certain proposed amendments described below (the “Proposed Amendments”) to the indentures governing the Notes (the “Indentures”).

As previously disclosed on November 2, 2023, the Company and Six Flags Entertainment Corporation (“Six Flags”) entered into a definitive merger agreement (the “Merger Agreement”) to combine in a merger of equals transaction (the “Merger”). The obligations of the Company, Six Flags and the other parties to the Merger Agreement to consummate the Merger in accordance with the terms thereof are not conditioned on a successful completion of the Consent Solicitation. The Merger will not constitute a Change of Control under and as defined in the Indentures.

The Proposed Amendments seek to amend the Indentures to enable the Co-Issuers to select November 2, 2023, the date the Merger Agreement was entered into, as the testing date for purposes of calculating, with respect to the Merger and related transactions, any and all ratio tests under the Indentures, including (i) the 5.50 to 1.00 total indebtedness to consolidated cash flow ratio test, (ii) in the case of the 2027 Notes, the 2029 Notes and the 2028 Notes, the 3.75 to 1.00 consolidated secured indebtedness leverage ratio test, and (iii) in the case of the 2025 Notes, the 3.75 to 1.00 consolidated first lien leverage ratio test, each of which is satisfied when tested on November 2, 2023. Specifically, as of September 24, 2023 (the relevant date of determination when using a November 2, 2023 testing date), the total indebtedness to consolidated cash flow ratio was 4.32 to 1.00 and, after giving pro forma effect to the Merger, the total indebtedness to consolidated cash flow ratio would have been 4.81 to 1.00. As of September 24, 2023, the consolidated secured indebtedness leverage ratio and consolidated first lien leverage ratio were each 1.87 to 1.00 and, after giving pro forma effect to the Merger, the consolidated secured indebtedness leverage ratio and consolidated first lien leverage ratio would have been 1.82 to 1.00.

The record date for the Consent Solicitation (the “Record Date”) is 5:00 p.m., New York City time, on November 2, 2023. The Consent Solicitation will expire at 5:00 p.m., New York City time, on November 9, 2023, unless extended by the Co-Issuers in their discretion (such date and time, as the same may be extended, the “Expiration Date”).

If the Holders of a majority in aggregate principal amount outstanding of a series of Notes (the “Required Consents”) validly deliver consents to the Proposed Amendments on or prior to the Expiration Date and do not validly revoke such consents prior to the Revocation Deadline (as defined below), and all other conditions to the Consent Solicitation have been satisfied or waived by the Co-Issuers on or prior to the Expiration Date, the Company expects that the Co-Issuers, the guarantors party to the Indentures, the indenture trustee, and the collateral agent, as applicable, will execute one or more supplemental indentures (the “Supplemental Indentures”) effecting the Proposed Amendments with respect to such series of Notes (such time of execution, the “Consent Effective Time”).

The Supplemental Indentures will be effective immediately upon execution thereof as to all Holders of such series of Notes, whether or not a Holder has delivered a consent. The earlier to occur of the Consent Effective Time and the Expiration Date is referred to as the “Revocation Deadline.” The Proposed Amendments will not become operative with respect to any series of Notes until the Consent Payment (as defined below) for such series of Notes has been paid, which is expected to occur (if at all) upon or immediately prior to consummation of the Merger. Consents to the Proposed Amendments may be revoked at any time prior to the Revocation Deadline, but not thereafter. Once a Supplemental Indenture is effective, all previously delivered consents given in respect of the applicable series of Notes may not be revoked.

Subject to the terms and conditions set forth in the Statement, Holders who validly deliver (and do not validly revoke) consents to the Proposed Amendments in the manner described in the Statement will be eligible to receive an aggregate cash payment (the “Consent Payment”) of $2.50 per $1,000 principal amount of 2027 Notes, $2.50 per $1,000 principal amount of 2029 Notes, $1.25 per $1,000 principal amount of 2025 Notes and $2.50 per $1,000 principal amount of 2028 Notes, in each case for the benefit of the Holders of such series of Notes on the Record Date that have validly delivered a consent to the Proposed Amendments on or prior to the Expiration Date and not validly revoked their consent prior to the Revocation Deadline. If the Required Consents for a series of Notes are not delivered, no Holder of such series of Notes, including Holders who have validly delivered their consent, will be eligible to receive the Consent Payment for such series of Notes. Holders of Notes for which no consent is delivered will not receive the Consent Payment, even though the Proposed Amendments, once effective, will bind all Holders of such series of Notes and their transferees.

The Consent Payment is subject to customary conditions and will only be payable upon and subject to the occurrence of, among other things, the receipt of the Required Consents, in each case in accordance with the terms and conditions set forth in the consent solicitation statement dated the date hereof (the “Statement”). If payable, any Consent Payment will be paid upon or immediately prior to consummation of the Merger, and the Proposed Amendments will not become operative unless the Consent Payment is made.

The Co-Issuers reserve the right to modify the Statement and the terms and conditions of the Consent Solicitation or to terminate the Consent Solicitation, in each case with respect to any series of Notes, at any time.

Goldman Sachs & Co. LLC is the solicitation agent in the Consent Solicitation and Global Bondholder Services Corporation has been retained to serve as the information, tabulation and paying agent. Persons with questions regarding the Consent Solicitation should contact Goldman Sachs & Co. LLC at (toll free) 1 (800) 828-3182 or (collect) (212) 902-5962 or by e-mail at GS-LM-NYC@gs.com. Requests for the Statement should be directed to Global Bondholder Services Corporation, at (toll free) (855) 654-2015, (banks and brokers) (212) 430-3774, by facsimile (for Eligible Institutions only) at (212) 430-3775/3779 or by email to contact@gbsc-usa.com.

None of the Company, the solicitation agent, the information agent, the tabulation agent or the indenture trustee or any of their respective affiliates is making any recommendation as to whether Holders of the Notes should deliver consents in response to the Consent Solicitation. Holders must make their own decision as to whether to deliver consents.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or otherwise. The Consent Solicitation is being made solely through the Statement referred to above and related materials. The Consent Solicitation is not being made to Holders of Notes in any jurisdiction in which the Company is aware that the making of the Consent Solicitation would not be in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on the Company’s behalf by the solicitation agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. Neither the Statement nor any documents related to the Consent Solicitation have been filed with, or approved or reviewed by, any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Statement or any documents related to the Consent Solicitation, and it is unlawful and may be a criminal offense to make any representation to the contrary.

About Cedar Fair

Cedar Fair (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company’s expectations, beliefs, goals, strategies regarding the future, the completion of the Consent Solicitation, the satisfaction of any conditions relating to the payment of the Consent Payment and the potential completion of the Merger. These estimates, projections, and other forward-looking statements, including our calculation of the Total Indebtedness to Consolidated Cash Flow Ratio, Consolidated Secured Indebtedness Leverage Ratio and Consolidated First Lien Leverage Ratio after giving pro forma effect to the Merger, may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors, including general economic conditions, the impacts of public health concerns, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and the Company’s growth strategies, and cause actual results to differ materially from the Company’s expectations or otherwise to fluctuate or decrease.

Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.

Investor Contact: Michael Russell, 419.627.2233

Media Contact: Gary Rhodes, 704.249.6119

Alternate Media Contact: Andrew Siegel / Lucas Pers, Joele Frank, 212.355.4449